Exhibit 10.1

LOAN AGREEMENT

This LOAN AGREEMENT, dated as of November 17, 2014 (this “Agreement”), is made by and among Auxilium Pharmaceuticals, Inc., a corporation incorporated under the laws of the State of Delaware (“U.S. Borrower”), Auxilium UK LTD, a private company limited by shares registered in England and Wales (“UK Borrower” and, collectively with the U.S. Borrower, the “Borrowers”) and Endo Pharmaceuticals Inc., a corporation incorporated under the laws of the State of Delaware (“Lender”).

RECITALS

WHEREAS, U.S. Borrower, Endo International PLC (“Endo”), a public limited company incorporated under the laws of Ireland, Endo U.S. Inc. (“HoldCo”), a corporation incorporated under the laws of the State of Delaware and an indirect wholly-owned subsidiary of Endo, and Avalon Merger Sub Inc., a corporation incorporated under the laws of the State of Delaware (“AcquireCo”), are parties to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of October 8, 2014, pursuant to which AcquireCo will merge with and into U.S. Borrower, with U.S. Borrower surviving the merger, subject to the terms and conditions of the Merger Agreement;

WHEREAS, pursuant to the terms of the QLT Merger Agreement (as defined in the Merger Agreement), upon the termination of the QLT Merger Agreement in connection with the execution of the Merger Agreement, U.S. Borrower was obligated to pay the QLT Termination Fee (as defined in the Merger Agreement);

WHEREAS, Lender is an indirect wholly-owned subsidiary of Endo;

WHEREAS, on October 9, 2014 (the “Payment Date”), Lender paid the QLT Termination Fee in the amount of $28,400,000 (the “Payment”), which, in accordance with the terms hereof, the parties have agreed shall constitute a loan from Lender to Borrowers on the terms and conditions set out in this Agreement; and

WHEREAS, the parties to the Merger Agreement have agreed to amend the terms thereof to provide for this Agreement and, in consideration for the agreement of the Borrowers with respect to the Loans as set out herein, Endo has agreed to remove the obligation under the Merger Agreement for U.S. Borrower to repay the Payment to Endo in certain circumstances as provided therein.

NOW, THEREFORE, in consideration of the mutual promises, and of the representations, warranties, and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

Definitions and Interpretation

Section 1.1 Definitions. (a) As used herein, the following terms shall have the meanings specified herein unless the context otherwise requires:

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which banks in New York City are authorized or required by law to close.

“Loan Amount” shall mean (a) in the case of the U.S. Borrower, $24,000,000, and (b) in the case of the U.K. Borrower, $4,400,000.

“Person” shall mean any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, or other entity.

“Repayment Date” shall mean the earlier of (a) twelve (12) months following the Payment Date, unless the maturity of the Loans is extended in writing by Lender, and (b) the date on which the Merger Agreement is validly terminated pursuant to Section 7.1(c)(i), Section 7.1(d)(i), Section 7.1(d)(ii) or Section 7.1(d)(iii) (due to a breach by U.S. Borrower of any covenants or agreements thereof that are set forth in the Merger Agreement) of the Merger Agreement.

As used in this Agreement, each of the following terms shall have the meaning set forth in the Section of this Agreement, unless the context otherwise requires:

AcquireCo	Recital
Agreement	Preamble
UK Borrower	Preamble
U.S. Borrower	Preamble
Borrowers	Preamble
Chancery Court	Section 5.6
Endo	Recital
Event of Default	Section 4.1
HoldCo	Recital
Lender	Preamble
Loans	Section 2.1
Merger Agreement	Recital
Payment	Recital
Payment Date	Recital
UK Loan	Section 2.1
U.S. Loan	Section 2.1

Section 1.2 Interpretation. For all purposes of this Agreement, except as otherwise expressly provided:

(a) words denoting the singular include the plural and words denoting the masculine gender include the feminine (and vice versa);

(b) any reference to an “Article” or “Section” refers to an Article or Section of this Agreement;

(c) the words “herein”, “hereof”, “hereto” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision of this Agreement;

(d) any reference to a “party” refers to a party to this Agreement and any reference to any party to this Agreement or any other document or agreement shall include its successors and permitted assigns;

(e) any reference to a “day”, “month” or “year” refers to a calendar day, month or year, respectively;

(f) any payment date provided for in this Agreement that falls on a day that is not a Business Day shall be the first following day that is a Business Day;

(g) the words “include”, “includes” or “including” as used in this Agreement shall be deemed to be followed by the words “without limitation”;

(h) all references to “$” or “Dollars” are to the lawful currency of the United States of America;

(i) all references to this Agreement or any other agreement or instrument shall be deemed to be to this Agreement or such other agreement or instrument as amended, modified, supplemented, restated or replaced from time to time;

(j) all references to any statute shall be deemed to be to such statute as amended, modified, supplemented, restated or replaced from time to time (and shall be deemed to include any rules and regulations promulgated under such statute), and all references to any section of any statute shall be deemed to include any successor to such section;

(k) all references to any copy of any document are to a true, correct and complete copy thereof (including all annexes, exhibits, schedules and attachments thereto); and

(l) the various headings contained herein are for reference purposes only and do not limit or otherwise affect any of the provisions hereof.

ARTICLE II

Loan

Section 2.1 Loan. Lender and Borrowers hereby agree that the Payment shall now comprise two separate loans, a $24,000,000 loan to U.S. Borrower (the “U.S. Loan”) and a $4,400,000 loan to UK Borrower (the “UK Loan” and, collectively with the U.S. Loan, the “Loans”), in each case on the terms and conditions set out herein, effective as of the date hereof. For the avoidance of doubt, (a) U.S. Borrower shall have no liability or obligation to the Lender in respect of the UK Loan, including in respect of the repayment thereof, and (b) UK Borrower shall have no liability or obligation to the Lender in respect of the U.S. Loan, including in respect of the repayment thereof.

Section 2.2 Interest on the Loans. The Loans shall bear interest at a rate per annum equal to the 2.56%, representing the twelve (12) month London Interbank Offer Rate as published in the Wall Street Journal on the Business Day immediately prior to the date hereof plus two percent (2%), or such other rate as determined by Borrowers and Lender in good faith. Notwithstanding the foregoing, no interest shall be payable hereunder until, and shall only be payable upon the occurrence of, the Repayment Date, subject to the terms set forth in the last sentence of Section 2.3. Interest payable pursuant hereto shall be calculated on the basis of a 365-day year and the actual number of days elapsed in the relevant period.

Section 2.3 Repayment; Termination. Subject to the terms set forth in the last sentence of Section 2.1, each of the Borrowers shall repay, or cause to be repaid, its respective Loan Amounts within two (2) Business Days of the Repayment Date by wire transfer of immediately available funds to the account that is designated by Lender in Exhibit A hereto (as such account information may be updated from time to time by written notice from Lender to Borrowers). Notwithstanding anything contained in this Agreement to the contrary, if the Merger Agreement is terminated for any reason other than pursuant to the provisions of the Merger Agreement expressly referred to in clause (b) of the definition of Repayment Date (or if the Merger Agreement is terminated pursuant to Section 7.1(d)(iii) thereof other than due to a breach by U.S. Borrower of any covenants or agreements thereof that are set forth in the Merger Agreement), then, concurrently with any such termination of the Merger Agreement, no payment of any kind shall be made by any Borrower to Lender, the Loans shall be deemed terminated and extinguished in full, the Loan Amount shall be equal to zero with respect to each Borrower, and this Agreement (other than this sentence of this Section 2.3 and Article V hereof) shall terminate and cease to be of any further force or effect.

ARTICLE III

Representations and Warranties

Each of the Borrowers severally (and not jointly) hereby represents and warrants, to and for the benefit of Lender, on the date hereof, as set forth below.

Section 3.1 Due Organization. It is duly formed and validly existing, and is in good standing under the laws of its jurisdiction of organization.

Section 3.2 Authority. It has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all of its necessary corporate or similar action, and no other action or proceeding on its part is necessary to authorize the execution or delivery of this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by U.S. Borrower or UK Borrower, as the case may be.

Section 3.3 Binding Effect. This Agreement constitutes its valid and binding obligation, enforceable against it in accordance with the terms of this Agreement subject to applicable bankruptcy, insolvency, fraudulent transfer and similar laws affecting creditors’ rights generally and to general principles of equity.

Section 3.4 No Conflicts or Default. Its execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not result in a breach or violation of, or constitute a default under, any of the terms and provisions of its organizational documents.

ARTICLE IV

Events of Default

Section 4.1 Events of Default. If any one or more of the following events (each, an “Event of Default”) shall have occurred:

(i) default shall be made in the payment of any portion of the principal amount of the Loans when and as the same shall become due and payable, whether at the due date thereof or by acceleration thereof or otherwise;

(ii) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (A) relief in respect of either Borrower, or of a substantial part of the property of any such Person, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law; (B) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any such Person or for a substantial part of the property of such Person; or (C) the winding-up or liquidation of any such Person; and such proceeding or petition shall continue undismissed for 90 days or an order or decree approving or ordering any of the foregoing shall be entered; or

(iii) either Borrower shall (A) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law; (B) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (ii) above; (C) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any such Person or for a substantial part of the property of such Person; (D) file an answer admitting the material allegations of a petition filed against it in any such proceeding; (E) make a general assignment for the benefit of creditors; (F) become unable, admit in writing its inability or fail generally to pay its debts as they become due; (G) take any action for the purpose of effecting any of the foregoing; or (H) wind up or liquidate.

then, in any event, with respect to clause (i) above, at any time thereafter during the continuance of such event, Lender may, by notice to Borrowers, declare the Loan then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by Borrowers, anything contained herein to the contrary notwithstanding; and in any event, with respect to clause (ii) or (iii) above, the principal of the Loans then outstanding shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by Borrowers, anything contained herein to the contrary notwithstanding.

ARTICLE V

Miscellaneous

Section 5.1 Entire Understanding. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, both written and oral, among the parties, with respect to the subject matter thereof.

Section 5.2 Amendments and Waivers. This Agreement may only be amended by written agreement signed by all of the parties hereto. Any party may (a) waive, in whole or in part, any inaccuracy of, or consent to the modification of, any representation or warranty made to it hereunder or in any document to be delivered pursuant hereto, (b) extend the time for the performance of any of the obligations or acts of the other parties, (c) waive or consent to the modification of any of the covenants herein contained for its benefit or waive or consent to the modification of any of the obligations of the other parties hereto or (d) waive the fulfillment of any condition to its own obligations contained herein. No waiver or consent to the modifications of any of the provisions of this Agreement will be effective or binding unless made in writing and signed by the party or parties purporting to give the same and, unless otherwise provided, will be limited to the specific breach or condition waived. The rights and remedies of the parties hereunder are cumulative and are in addition to, and not in substitution for, any other rights and remedies available at law or in equity or otherwise. No single or partial exercise by a party of any right or remedy precludes or otherwise affects any further exercise of such right or remedy or the exercise of any other right or remedy to which that party may be entitled. No waiver or partial waiver of any nature, in any one or more instances, will be deemed or construed a continued waiver of any condition or breach of any other term, representation or warranty in this Agreement.

Section 5.3 Successors and Assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any party without the prior written consent of the other parties.

Section 5.4 Severability. Upon a determination that any provision of this Agreement is illegal, invalid or unenforceable, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions described herein may be consummated as originally contemplated by the parties to the fullest extent possible.

Section 5.5 Notices. Any demand, notice or other communication to be given in connection with this Agreement must be given in writing and will be given by personal delivery or by facsimile or electronic transmission, addressed to the recipient as follows:

if to either Borrower to:

c/o Auxilium Pharmaceuticals, Inc.

640 Lee Road

Chesterbrook, PA 19087

Attention:	Andrew I. Koven
Facsimile No.:	(484) 321-5996
E-mail:	akoven@auxilium.com

with a copy (which will not constitute notice) to:

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, New York 10019

Attention:	Russell L. Leaf
Adam M. Turteltaub
Facsimile No.:	(212) 728-8111
E-mail:	rleaf@willkie.com
aturteltaub@willkie.com

if to Lender to:

Endo International plc

33 Fitzwilliam Square

Dublin 2 Ireland

Avalon Merger Sub Inc.

1400 Atwater Drive

Malvern, PA 19355

Attention:	Caroline B. Manogue
Facsimile No.:	(610) 884-7159
E-mail:	manogue.caroline@endo.com

with copies (which will not constitute notice) to:

Sullivan & Cromwell LLP

1888 Century Park East, 21st Floor

Los Angeles, CA 90067

Attention:	Alison S. Ressler
Keith Pagnani
Facsimile No.:	(310) 712-8800
E-mail:	resslera@sullcrom.com
pagnanik@sullcrom.com

or to such other street address, individual or electronic communication number or address as may be designated by written notice given by any party to the other parties in any manner stated in this Section 5.5. Any demand, notice or other communication or facsimile, given by personal delivery will be conclusively deemed to have been given on the day of actual delivery thereof and, if given by electronic communication or facsimile, on the day of transmittal thereof if given during the normal business hours of the recipient and on the Business Day during which such normal business hours next occur if not given during such hours on any day.

Section 5.6 Governing Law; Waiver of Jury Trial.

(a) This Agreement, and any dispute arising out of, relating to, or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware of any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Each of the parties (i) consents to submit itself to the personal jurisdiction of the Court of Chancery of the State of Delaware (the “Chancery Court”) or, if, but only if, the Chancery Court lacks subject matter jurisdiction, any federal court located in the State of Delaware with respect to any dispute arising out of, relating to or in connection with this Agreement or any transaction contemplated hereby, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that it will not bring any action arising out of, relating to or in connection with this Agreement or any transaction contemplated by this Agreement, in any court other than any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the Chancery Court or, if, but only if, the Chancery Court lacks subject matter jurisdiction, in any federal court located in the State of Delaware, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

(b) Each party hereby agrees that any service of process, summons, notice or document by registered mail addressed to such Person at its address set forth in Section 5.5 shall be effective service of process for any suit, action or proceeding relating to any dispute arising out of this Agreement or the transactions contemplated by this Agreement.

(c) EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

Section 5.7 Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of counterpart signatures by facsimile shall be deemed effective as manual delivery of such signatures.

Section 5.8 Further Assurances. Subject to the provisions of this Agreement, the parties will, from time to time, do all acts and things and execute and deliver all such further documents and instruments, as the other parties may reasonably require to effectively carry out or perfect the full intent and meaning of this Agreement.

Section 5.9 Third Party Beneficiaries. This Agreement shall bind the parties hereto and their successors and permitted assigns. This Agreement shall inure to the benefit of, and shall be enforceable by the parties hereto and their successors and permitted assigns.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered on the date first above written.

ENDO PHARMACEUTICALS INC., as Lender

By:	/s/ Suketu P. Upadhyay
Name: Suketu P. Upadhyay Title: EVP and Chief Financial Officer

AUXILIUM PHARMACEUTICALS, INC., as U.S. Borrower

By:	/s/ Adrian Adams
Name: Adrian Adams Title: CEO & President

AUXILIUM UK LTD, as UK Borrower

By:	/s/ Michael J. Purvis
Name: Michael J. Purvis Title: Director

[Signature Page to QLT Termination Fee Loan Agreement]